UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Warwick Valley Telephone Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement 2008 Annual Meeting of Shareholders Warwick Valley Telephone Company
Proposal One Approval of an Amendment to our By-Laws to Eliminate the Classified Structure of the Board of Directors and Provide for the Annual Election of All Directors
Proposals Two and Three Determination of Number of Directors and Election of Directors
Proposal Four Approval of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan
Proposal Five
Report of the Audit Committee to Shareholders
Corporate Governance
Compensation of Named Executive Officers and Directors
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Other Matters
Shareholder Proposals for the 2009 Annual Meeting
APPENDIX A
APPENDIX B

WARWICK VALLEY TELEPHONE COMPANY
47 Main Street
Warwick, New York 10990

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 25, 2008

The Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held on Friday, April 25, 2008, at 2:00 p.m., local time, at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	to approve an amendment to the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors;

2.	to fix the number of directors at eight until the next annual meeting of shareholders;

3.	to elect directors;

4.	to approve the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan;

5.	to ratify the selection of WithumSmith+Brown, P.C. as the company’s independent registered public accounting firm for the year ending December 31, 2008; and

6.	to transact such other business as may properly be brought before the annual meeting or any adjournment thereof.

As discussed in the accompanying proxy statement, the board of directors recommends you vote:

•	FOR approval of the amendment to the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors;

•	FOR approval to fix the number of directors at eight until the next annual meeting of shareholders;

•	FOR the election of the director nominees named in this proxy statement;

•	FOR approval of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan; and

•	FOR the ratification of the selection of WithumSmith+Brown, P.C. as the company’s independent registered public accounting firm.

The board of directors has fixed the close of business on March 10, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

PLEASE COMPLETE, SIGN AND RETURN THE WHITE PROXY CARD. If you have any questions, please call our Shareholder Relations Department at (845) 986-2223.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING PLEASE READ THE FOLLOWING INFORMATION:
Attendance at the annual meeting will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Persons entitled to vote shares held by partnerships, corporations, trusts and other entities must show evidence of that entitlement.

Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors

Joyce A. Stoeberl, Secretary
Warwick, New York
March 25, 2008

Proxy Statement
2008 Annual Meeting of Shareholders
Warwick Valley Telephone Company

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the board of directors of Warwick Valley Telephone Company to be used at the annual meeting of shareholders to be held on Friday, April 25, 2008, at 2:00 p.m., local time, or at any adjournments thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924.

Principal Executive Offices

Our principal executive offices are located at 47 Main Street, Warwick New York 10990, and our telephone number is 845-986-8080.

Mailing Date

This proxy statement, accompanying form of proxy and 2007 annual report to shareholders are first being mailed to shareholders on or about March 25, 2008.

Record Date and Outstanding Shares

Shareholders of record at the close of business on March 10, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, 5,351,780 shares of our common stock, $0.01 par value were outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. We have retained the services of Morrow & Co., LLC, a professional proxy solicitation firm, which will assist us in delivering proxy material and soliciting proxies for a fee of approximately $7,500 plus customary expenses. Proxies may also be solicited on our behalf, in person or by telephone, facsimile or e-mail, by our officers, directors and employees, none of whom will receive additional compensation for doing so.

Voting

Each shareholder of our common stock is entitled to one vote for each share held as of the record date. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the annual meeting in accordance with the instructions on such proxy. Unless a shareholder specifically directs otherwise, all shares represented by a proxy will be voted:

•	FOR approval of the amendment to the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors;

•	FOR approval to fix the number of directors at eight until the next annual meeting of shareholders;

•	FOR the election of the director nominees named in this proxy statement;

•	FOR approval of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan; and

•	FOR ratification of the selection of WithumSmith+Brown, P.C. as the company’s independent registered public accounting firm.

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Shares represented by proxies may also be voted for such other business as may properly come before the annual meeting or at any adjournment thereof.

Participants in the Warwick Valley Telephone Company 401(k) Plan whose accounts hold shares of our common stock and who complete and return a proxy card, direct the trustee for the plan to vote the shares allocated to their 401(k) plan account as indicated in the proxy card at the annual meeting or at any adjournment thereof. Any common shares in a 401(k) plan account for which no instruction is received will be voted by the trustee for the plan proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Quorum

A quorum must be present to conduct business at the annual meeting. Our by-laws provide that a quorum will be present at the annual meeting if the holders of record of a majority of the common shares issued and outstanding and entitled to vote are present in person or represented by proxy.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

Proposal	Vote Required

1. Approval of the amendment to the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors	Seventy percent (70%) of the outstanding shares entitled to vote at the annual meeting
2. Approval to fix the number of directors at eight until the next annual meeting of shareholders	Majority of the votes duly cast at the annual meeting
3. Election of directors	Plurality of the votes duly cast at the annual meeting
4. Approval of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan	Majority of the votes duly cast at the annual meeting
5. Ratification of the selection of WithumSmith+Brown, P.C as the company’s independent registered public accounting firm for the year ending December 31, 2008	Majority of the votes duly cast at the annual meeting *

*	The selection of WithumSmith+Brown, P.C is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting the company’s independent registered public accounting firm for subsequent years.

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Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote.

Abstentions will have the same effect as a vote against the proposal to approve the amendment to the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors because, as noted above, to be approved, this proposal must receive 70% of the votes represented by all of the outstanding shares of our common stock and shares that abstain from voting will not count towards obtaining this required percentage.

Abstentions will have no effect on the proposals to fix the number of directors at eight until the next annual meeting of shareholders, to approve the 2008 Long-Term Incentive Plan, and to ratify the selection of the company’s independent registered public accounting firm because, as noted above, to be approved, each of these proposals must receive a majority of the votes cast at the annual meeting on each proposal and shares that abstain from voting on each of these proposals are not be deemed to be cast and thus will not be counted for the purpose of determining the number of shares voting on each proposal.

Broker Non-Votes

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients to vote your shares on routine matters but not otherwise. As a result, your broker may exercise discretion to vote your shares with respect to the proposals to amend the company’s by-laws to eliminate the classified structure of the board of directors and allow for the annual election of all directors, to fix the number of directors, to elect directors and to ratify the selection of our independent registered public accounting firm because these are considered routine matters. Your broker will not have the authority to exercise discretion to vote your shares with respect to the proposal to approve the 2008 Long-Term Incentive Plan because it is not considered to be a routine matter.

A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement, but they will not be counted for the purpose of determining the number of shares voting on the proposal to approve the 2008 Long-Term Incentive Plan and thus will have no affect on the outcome of this proposal.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2007 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, is included in the 2007 annual report. The 2007 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

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•	You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our internet website, www.wvtc.com, and going to the “Investor Relations” section of the “Corporate Information” menu;

•	writing to us at: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Joyce A. Stoeberl, Corporate Secretary; or

•	telephoning us at 845-986-2223.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov .

The information contained on our website is not a part of this proxy statement.

Householding

We deliver only one annual report and one proxy statement to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of such shareholders. This practice, known as “householding,” is designed to reduce the company’s printing and postage costs. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to us at the telephone number and address noted below, a separate copy of our annual report and proxy statement to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our annual report and proxy statement in the future should contact us either by calling us at 845-986-2223 or writing to us 47 Main Street, Warwick, New York 10990, Attention: Joyce A. Stoeberl, Corporate Secretary. Shareholders sharing an address receiving multiple copies of our annual reports and proxy statements can request a single copy by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

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Proposal One

Approval of an Amendment to our By-Laws to Eliminate the Classified Structure of the Board of Directors and Provide for the Annual Election of All Directors

The company’s by-laws currently provide that (1) the board of directors be divided into three classes with no fewer than three directors in each class; (2) one of the three classes stands for re-election each year; and (3) each class of directors holds office for a three-year term. The board has carefully considered the advantages and disadvantages of a classified board structure. While the board believes that the current classified board structure has promoted stability and enhanced long-term planning, the board also acknowledges the current trend of many public companies of eliminating their classified board structure, as well as the views of investors and corporate governance commentators that the annual election of all directors increases the board’s accountability to shareholders. Accordingly, after weighing all of these considerations, the board of directors has approved an amendment to the company’s by-laws to eliminate the classified structure of the board and allow for the annual election of all directors and is submitting this proposal to shareholders for approval.

If approved by shareholders, the full text of Article III, Section 3 of our by-laws, as amended, will read as follows:

Section 3. Election; Term.  Directors shall be elected at each annual meeting and each director shall hold office until the next annual meeting and until his or her successor is elected, or until his or her earlier resignation, removal from office or death.

If the amendment is approved by shareholders, all directors will stand for election at this annual meeting and will hold office for a one-year term until the annual meeting to be held in 2009, subject to his or her earlier resignation, removal or death. Each of the company’s directors not otherwise up for re-election at this annual meeting has agreed, subject to shareholder approval of the amendment, to shorten his or her existing term so that it concludes at this annual meeting. Any director appointed by the board of directors to fill any newly created directorship or to fill a vacancy on the board will hold office for a term ending at the next annual meeting.

If the amendment is not approved by shareholders, the board of directors will remain classified, and directors will be elected at this annual meeting as described under “Determination of Number of Directors and Election of Directors” on page 6 of this proxy statement. All other directors will continue in office for their full three-year terms, subject to their earlier resignation, removal, or death.

Required Vote and Board Recommendation

Our by-laws require the affirmative vote of 70% of the votes represented by all of outstanding shares of our common stock to approve the amendment to Article III, Section 3 of the by-laws to eliminate the classified structure of the board and provide for the annual election of all directors.

The board of directors recommends that shareholders vote in favor of the proposal to amend the company’s by-laws to eliminate the classified structure of the board and provide for the annual election of all directors, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

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Proposals Two and Three

Determination of Number of Directors and Election of Directors

Fixing Number of Directors; Required Vote and Board Recommendation

If the proposal to amend the by-laws to eliminate the classified structure of the board is approved by shareholders

Our by-laws require shareholders to fix the size of the board of directors at each annual meeting of shareholders until the next annual meeting of shareholders. The current number of directors as fixed by shareholders at the 2007 annual meeting is nine, which is based on the classified board structure. Philip S. Demarest, who has been a member of our board of directors since 1964, has decided not to stand for re-election at this year’s annual meeting when his term of office as a Class III director expires. To further the board’s decision to eliminate the classified structure and reduce the size of the board, the board has decided not to fill the vacancy created by Mr. Demarest’s retirement from the board, and, accordingly, recommends that the size of the board be reduced and fixed at eight members. The board of directors is committed to further reducing the size of the board over the next two to three years.

If the proposal to amend the by-laws to eliminate the classified structure of the board is not approved by shareholders

If the proposal to amend the by-laws to eliminate the classified structure of the board is not approved by the shareholders, the number of directors will remain at nine, and will be deemed to be set at nine until the next annual meeting of shareholders, and there will be one vacancy in Class III.

The affirmative vote of at least a majority of the shares of common stock present at the meeting, in person or by proxy, is required to fix the number of directors at eight until the next annual meeting of shareholders.

The board of directors recommends a vote in favor of fixing the size of the board of directors of the company at eight until the next annual meeting of shareholders and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR such proposal.

If the proposal to fix the number of directors at eight is not approved by the shareholders, the number of directors will remain at nine and there will be one vacancy.

Election of Directors

If the proposal to amend the by-laws to eliminate the classified structure of the board is approved by shareholders

If the proposal to approve the amendment to the by-laws to eliminate the classified structure of the board and provide for the annual election of all directors is approved by shareholders and the shareholders approve the proposal to fix the number of directors at eight, at this year’s annual meeting, shareholders will elect eight directors to hold office for a term expiring at the 2009 annual meeting or until each of their successors is duly elected and qualified. If the proposal to approve the amendment to the by-laws to eliminate the classified structure of the board and provide for the annual election of directors is approved by shareholders but the proposal to fix the number at eight is not approved, there will be one vacancy on the board.

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Based on the recommendation of the corporate governance and nominating committee, we have nominated the following persons for election as directors:

Jeffrey D. Alario Douglas B. Benedict Kelly C. Bloss Wisner H. Buckbee	Robert J. DeValentino Herbert Gareiss, Jr. Thomas H. Gray Douglas J. Mello

Mr. Benedict was elected by the board effective November 2007 to fill the vacancy created by the resignation of Joseph J. Morrow. He was recommended by a non-management director and proposed by the governance and nominating committee after it reviewed several candidates and has been nominated for election by the shareholders at the annual meeting as required by applicable law and our by-laws.

We recommend the election of the eight nominees named above, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of the eight director nominees named above.

If the proposal to amend the by-laws to eliminate the classified structure of the board is not approved by shareholders

If the proposal to approve the amendment to the by-laws to eliminate the classified structure of the board is not approved by shareholders, one director will be elected to Class I for a term expiring at the 2009 annual meeting, and two directors will be elected to Class III for a term expiring at the 2011 annual meeting (and until their respective successors shall have been elected and qualified) and there will be one vacancy in Class III.

We recommend the election of the one director nominee named below to Class I and the election of the two director nominees named below to Class III, and unless authority for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of three director nominees named below.

Class I
Douglas B. Benedict

Class III
Herbert Gareiss, Jr.
Thomas H. Gray

If the proposal to fix the number of directors at eight is not approved by shareholders, the number of directors will remain at nine and there will be one vacancy in Class III.

Regardless of the outcome of the proposal to amend the by-laws to eliminate the classified structure of the board, we do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine. However, proxies in the enclosed form cannot be voted for a greater number of persons than the number of nominees named in this proxy statement, namely, eight if the proposal to amend the by-laws to eliminate the classified structure of the board is approved and three if the proposal is not approved.

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Information About Nominees for Election as Directors

Jeffrey D. Alario, 46	Director since 2006; Managing Partner of Borgmeier and Alario, CPA’s, an auditing, financial reporting, tax compliance and planning firm, since 2000; Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm, since 1995.

Douglas B. Benedict, 43	Director since November 2007; Senior Vice President of Lockton Companies, the world’s largest privately owned, independent insurance broker specializing in insurance, risk management and employee benefits, since 2006. Senior Vice President of Business Development at Cendant Corporation from 2001 to 2005. Prior to 2001, Principal at Legg Mason Wood Walker, Inc., and Vice President at Salomon Smith Barney in New York and London, where his responsibilities included technology and telecommunication new business development. Mr. Benedict has over 15 years experience in business development. Mr. Benedict holds an M.B.A. from Amos Tuck School of Business Administration and an A.B. in Economics from Harvard University.

Kelly C. Bloss, 44	Director since 2006; President of Knowledge Transfer Group, Inc., a telecommunications and information management consulting firm, since 2000; Vice President, Long Distance Platform, Program, Vendor and Launch Management for Verizon from 1998 to 2000; Vice President for NYNEX/Bell Atlantic Long Distance Company, prior to 1998.

Wisner H. Buckbee, 71	Director since 1991; Chairman of the Board since January 2001; President of Wisner Farms, Inc., an operating dairy farm, since before 2002.

Robert J. DeValentino, 65	Director since 1998; President of Orange Regional Medical Center Foundation until retiring in August 2007; President/Executive Director of Arden Hill/Horton Healthcare Foundations from 2001 to 2003; Executive Director of the Horton Healthcare Foundation from 1998 to 2001; District Manager for Citizens Telecommunications in Middletown, N.Y., prior to 1998.

Herbert Gareiss, Jr., 62	Director since 1998; President of the Company from July 2004 until retirement in January 2007; Secretary of the Company from January 2002 to July 2004; Vice President and Director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. since before 2000 until July 2004; President and Director of those companies after that date until his retirement in January 2007; Vice President from 1990 until July 2004; Assistant Secretary and Assistant Treasurer of the Company from 1980 until 1990.

Thomas H. Gray, 58	Director since 2007; Interim President and Chief Executive Officer of the Company from January 2007 to April 2007; Director of Mooney Aerospace Group from 2005 to 2006; Managing Director of Mooney Airplane Company in 2004; founder and leader of Telecom Expert Group, a

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telecommunications advisory services firm, since 2001; Vice President with Ameritech, Belgacom, and FLAG Telecom from 1994 until 2001. Mr. Gray has over 38 years experience in United States and international telecom general management, strategy, organization, due diligence, mergers and acquisitions, marketing, product development, customer service and operations.

Douglas J. Mello, 65	Director since 2006; Founder and President of DJM Advisory Services, Inc., a telecommunications advisory services firm, since 1999; President, Large Business Sales, North for Bell Atlantic Corporation, 1996 to 1999; also held various senior executive positions with NYNEX Corporation prior to 1996.

If the proposal to amend the by-laws to eliminate the classified structure of the board is not approved by shareholders, and Douglas B. Benedict is elected to serve as a Class I director for a term expiring at the 2009 annual meeting and Herbert Gareiss, Jr. and Thomas H. Gray are elected to serve as Class III directors for a term expiring at the 2011 annual meeting, Kelly C. Bloss and Robert J. DeValentino will continue to serve with Douglas B. Benedict as Class I directors, and Jeffrey D. Alario, Wisner H. Buckbee, and Douglas J. Mello will continue to serve as Class II directors for a term expiring at the 2010 annual meeting.

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Proposal Four

Approval of the Warwick Valley Telephone Company
2008 Long-Term Incentive Plan

The fourth proposal to be considered and voted upon at the annual meeting is to approve the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan, which for convenience is referred to in this discussion as the 2008 Plan.

The 2008 Plan was approved by the Board on March 12, 2008. If approved by our shareholders, the 2008 Plan will be submitted to the New York State Public Service Commission and the New Jersey Public Utilities Board for approval, and will become effective upon the latest of such approvals. If our shareholders do not approve the 2008 Plan, or if the New York State Public Service Commission and the New Jersey Public Utilities Board do not approve the 2008 Plan, then the 2008 Plan will automatically terminate and will be of no force and effect to the same extent and with the same effect as though it had never been adopted.

Reasons for the Adoption of the 2008 Plan

The company presently does not have a shareholder-approved plan from which we may grant stock options or other equity-based awards to our employees or directors. Both the compensation committee and the board believe that the company should have the capacity and flexibility to provide meaningful equity-based incentive awards to current and new employees and directors in order to encourage them to join and to remain with us and to further motivate them to help increase shareholder value. The 2008 Plan is a broad-based long-term incentive plan that would provide the company with the ability to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. If approved, any awards granted under the 2008 Plan would be represented by individual award agreements setting forth the specific terms of that award.

The 2008 Plan includes a number of features that the compensation committee and the board believe are consistent with the interests of our shareholders and that reflect the current “best practices” with respect to equity-based compensation. These features include the following:

•	Of the 500,000 shares available under the 2008 Plan, no more than 200,000 shares may be used for awards of restricted stock or restricted stock units;

•	Dividend equivalent rights may not be included with awards of stock options or stock appreciation rights;

•	There are minimum vesting periods of one year for stock options, stock appreciation rights, and performance-based vesting restricted stock and restricted stock units; and three years for time-based vesting restricted stock and restricted stock units; and

•	The company may not reprice stock options or stock appreciation rights without shareholder approval.

Summary of the 2008 Plan

A summary of the 2008 Plan appears below. This summary is qualified in its entirety by reference to the text of the 2008 Plan, a copy of which is attached to this proxy statement as Appendix B.

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Purpose

The purpose of the 2008 Plan is to assist the company and its affiliates in attracting, motivating and retaining selected individuals to serve as employees, directors, consultants and advisors of the company and its affiliates by providing incentives to such individuals through the ownership and performance of the company’s common stock.

Administration

The 2008 Plan will be administered by the compensation committee, or such other committee as may be designated by the board to administer the 2008 Plan, which for convenience is referred to in this discussion as the Committee. The Committee shall consist of not less than such number of directors as shall be required to permit awards granted under the 2008 Plan to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Each member of the Committee must be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which for convenience is referred to in this discussion as the Code, and (c) an “independent director” for purpose of the Nasdaq rules and regulations.

The Committee will have the authority to interpret the 2008 Plan, select the persons who will receive awards, and to determine the type, size and terms and conditions of each award. The Committee may determine whether any award (other than a stock option or stock appreciation right) will have dividend equivalents. The Committee may also establish rules and regulations and make all other determinations that it decides are necessary or desirable in the interpretation or administration of the 2008 Plan. To the extent permissible under applicable law, the Committee may appoint such agents and delegate responsibilities as it deems appropriate for the proper administration of the 2008 Plan.

Notwithstanding the Committee’s broad authority under the 2008 Plan, the Committee may not directly or indirectly reprice stock options or stock appreciation rights, nor permit the surrender or exchange of an outstanding award for cash or a replacement award, nor take any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under the Nasdaq rules and regulations.

Eligible Participants

Employees, directors, consultants, advisors and other individuals performing services for the company and its affiliates are eligible to receive awards under the 2008 Plan.

Available Shares

A total of 500,000 shares of the company’s common stock will be authorized for granting awards under the 2008 Plan. Any shares under awards which are forfeited, expire or are otherwise terminated without being issued will again be available for issuance under the 2008 Plan. In addition, if an award is exercised by tendering shares or by the company withholding shares, or if withholding tax liabilities from such exercise are satisfied by the tendering of shares or by the company withholding shares, then the shares so tendered or withheld will again be available for issuance under the 2008 Plan.

If an award entitles the recipient to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted against the number of shares available under the 2008 Plan on the date of grant of such award. In the case of a stock appreciation right, the number of shares

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available for issuance under the 2008 Plan shall be reduced by the number of shares underlying the stock appreciation right, and not just the shares actually issued upon the exercise of the stock appreciation right.

No more than 200,000 shares shall be available under the 2008 Plan for grants of restricted stock and restricted stock units.

Types of Awards

The 2008 Plan authorizes the grant of awards of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units and performance awards (including performance shares and performance cash).

Stock Options

A stock option is the right to purchase a specified number of shares of common stock at a specified exercise price. Generally, the exercise price paid to the company may be no less than 100% of the fair market value of the underlying shares on the date of grant. The fair market value of a share of common stock on a given date generally is determined by the closing price as reported on the Nasdaq Stock Market on such date. Stock options may be incentive stock options (stock options which qualify for special tax treatment under the Code) or nonqualified stock options (stock options that do not qualify as incentive stock options).

Stock options will expire not later than ten years after the date on which they are granted. Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, stock options will not become exercisable before one year from the date the option is granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (a) cash; (b) tender of shares having a fair market value equal to the exercise price; (c) if permitted by the Committee, by withholding shares otherwise issuable in connection with the exercise of the stock option; or (d) a combination of these payment methods.

Stock Appreciation Rights

A stock appreciation right is a right to receive with respect to each share so exercised the excess of the fair market value of one share on the date of exercise over the per-share strike price of the stock appreciation right. The Committee may grant stock appreciation rights either alone or in conjunction with stock options, performance grants or other awards. Generally, the strike price may be no less than 100% of the fair market value of the underlying shares on the date of grant. The fair market value of a share of common stock on a given date generally is determined by the closing price as reported on the Nasdaq Stock Market on such date.

Stock appreciation rights will expire not later than ten years after the date on which they are granted. Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, stock appreciation rights must have a vesting period of at least one year.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of common stock that are subject to a restriction against transfer during a specified restricted period. Prior to the expiration of the restricted period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares. However, the Committee may choose, at the time of the grant of an award of restricted stock, to restrict any cash dividends paid on such restricted stock, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Any dividends that are not paid currently

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may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of restricted stock subject to the same vesting or performance conditions as the underlying award. Except as otherwise provided in an award agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such restricted stock award.

Restricted stock units are an award that is valued by reference to the value of shares of common stock. A participant who has received an award of restricted stock units does not have the right to vote or to receive dividends on the underlying shares. Restricted stock units may be paid by the company to a participant in cash, shares of common stock, or any combination thereof. Except as otherwise provided in an award agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock units as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the restricted stock units on which paid.

Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, restricted stock and restricted stock units have a minimum vesting period of three years (but permitting pro rata vesting over such period), provided, however, that restricted stock and restricted stock units subject to performance-based vesting have a minimum vesting period of one year. In addition, the minimum vesting period requirements will not apply to restricted stock awards or restricted stock unit awards granted to directors, consultants or advisors.

Performance Awards

Performance awards in the form of performance cash or performance shares are awards whose final value, if any, is determined by the degree to which performance goals selected by the Committee are achieved during a specified period. The specified period may not be shorter than 12 months. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of each performance award. The amount of the award shall be conclusively determined by the Committee. Except as may be provided in an award agreement with respect to the retirement, death or disability of a participant or a change of control of the company, performance awards will be paid only after the end of the relevant performance period.

Section 162(m) Qualified Performance-Based Compensation Awards

Pursuant to Section 162(m) of the Code, the company may not deduct compensation in excess of $1 million paid to a covered employee (generally the named executive officers other than the chief financial officer). The board has submitted the 2008 Plan for approval by the shareholders in order to permit the grant of certain awards, such as stock options and performance awards that qualify as “performance-based” compensation, which will be exempt from the deduction limit under Section 162(m).

Under the 2008 Plan, the Committee may determine that, in order to meet the “performance-based” award criteria of Section 162(m), the vesting of restricted stock or restricted stock units, or the payment of a performance award, will be based on the attainment of specified levels of one or any combination of the following possible performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the company; market share; gross profits; earnings

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(including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Such performance goals also may be based solely by reference to the company’s performance or the performance of an affiliate, division, business segment or business unit of the company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Performance goals will be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

Award Limits

No participant may be granted stock options or stock appreciation rights during any calendar year with respect to more than 60,000 shares; or restricted stock, restricted stock units or performance awards that are intended to comply with the performance-based exception during any calendar year with respect to more than 30,000 shares. If denominated in cash, the maximum amount payable to any participant in any calendar year with respect to performance awards that are intended to comply with the performance-based exception is $2,000,000.

Transferability

A participant’s rights in an award granted under the 2008 Plan generally may not be sold, assigned, transferred, pledged or otherwise encumbered.

Termination of Employment; Change in Control

The Committee shall determine and set forth in each award agreement whether such awards will continue to be exercisable, and the terms of such exercise, on and after the date that a participant ceases to be employed by or to provide services to the company or any affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise, or on or after a change in control of the company.

Award Agreements

The terms of each award under the 2008 Plan will be set forth in an award agreement, including the number of shares of common stock subject to the award and the vesting and other specific terms of the award.

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Tax Withholding

The exercise or payment of awards and the issuance of shares under the 2008 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state or local income or other taxes. The Committee may permit a participant to pay the minimum amount of taxes required to be withheld with respect to an award in any appropriate manner, including, without limitation, by the surrender to the company of shares of common stock owned by such person, or settled with shares of common stock that are part of the award giving rise to the tax withholding liability.

Anti-Dilution Adjustments

If the company’s outstanding shares of common stock are changed by reason of any merger, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off or other change in corporate structure affecting the shares or the value thereof, the Committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the 2008 Plan and the share limitations set forth in the 2008 Plan, as well as equitable adjustments be made to the number of shares of common stock covered by outstanding awards and the price per share applicable to outstanding awards.

Plan Term

Awards may be granted under the 2008 Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the 2008 Plan, on which date the 2008 Plan will expire except as to awards then outstanding under the 2008 Plan. Such outstanding awards shall remain in effect until they have been exercised or terminated, or have expired.

Termination and Amendment of the 2008 Plan

The board may, at any time and from time to time, suspend, amend, modify or terminate the 2008 Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The board may not, without shareholder approval, amend the 2008 Plan to (a) increase the number of shares available for grant; (b) expand the types of awards available under the 2008 Plan; (c) materially expand the class of persons eligible to participate in the 2008 Plan; (d) increase the maximum permissible term of any option or any stock appreciation right; (e) expand the permissible performance criteria for performance awards; or (f) amend any provision relating to award limits, vesting periods for restricted stock or restricted stock units, exercise prices for options or strike prices for stock appreciation rights.

New Plan Benefits

The benefits to be received by participants and the number of shares to be granted under the 2008 Plan cannot be determined at this time since the amount and form of grants to be made in any year is to be determined at the discretion of the Committee.

Securities Act Registration

The company intends to register the shares of common stock purchasable under the 2008 Plan pursuant to a Registration Statement on Form S-8, as soon as practicable, subject to the approval of the 2008 Plan by the shareholders of the company, the New York State Public Service Commission and the New Jersey Public Utilities Board.

Stock Price

The closing price of a share of common stock reported on the Nasdaq Stock Market on March 12, 2008, was $12.76 per share.

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Certain Federal Income Tax Consequences of Plan Awards

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the 2008 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Incentive Stock Options

A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise, and the Company is not entitled to a tax deduction. If the shares purchased upon the exercise of an incentive stock option are held by the participant for at least two years from the date of the grant of the incentive stock option and for at least one year after exercise, any gain realized upon a sale of the shares is taxed at long-term capital gains rates. If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the participant (and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a deduction for an equivalent amount) and any amount realized by the participant in excess of the fair market value of the shares at the time of exercise is taxed at capital gains rates.

Non-Qualified Stock Options

A participant who exercises a non-qualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. Subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain but will not result in any further deduction for the company.

Stock Appreciation Rights

A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the strike price. Subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. If the value of the stock appreciation right is paid in shares of common stock, then any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Restricted Stock

A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of shares of restricted stock. When the shares vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled at that time to a deduction

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in the same amount. However, a participant may elect to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Restricted Stock Units

A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of restricted stock units. When the units vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the underlying shares at that time less the amount, if any, paid for the units, and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled at that time to a deduction in the same amount. If the restricted stock unit is paid in shares of common stock, then any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Performance Awards

A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of performance awards. When the award is paid, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and, subject to Internal Revenue Code Section 162(m) limitations, if applicable, will be allowed as a deduction for federal income tax purposes to the company.

Required Vote and Board Recommendation

The affirmative vote of at least a majority of the shares of common stock present at the meeting, in person or by proxy, is required to approve the 2008 Plan.

The board of directors recommends a vote in favor of approval of the 2008 Plan and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR such proposal.

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Proposal Five

Ratification of the Selection of
Our Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm for 2008

WithumSmith+Brown, P.C. served as our independent registered public accounting firm for the year ended December 31, 2007.

The audit committee has selected WithumSmith+Brown, P.C. as the company’s independent registered public accounting firm for the year ending December 31, 2008. The selection is being presented to the shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote when selecting the company’s independent registered public accounting firm for subsequent years.

We have been advised by WithumSmith+Brown, P.C. that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative the opportunity to make a statement if he or she should so desire.

The board of directors recommends that shareholders vote in favor of the proposal to ratify the selection of WithumSmith+Brown, P.C. as the company’s independent registered public accounting firm for the year ending December 31, 2008, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

Fees Paid to WithumSmith+Brown, P.C

The following table shows the fees for professional services provided by WithumSmith+Brown, P.C during the years ended December 31, 2007 and December 31, 2006:

	Years ended December 31
	2007	2006

Audit Fees	$569,517	$962,000
Audit-Related Fees	30,483	45,000
Tax Fees	30,000	—

Total	$630,000	$1,007,000

Audit Fees

Audit fees paid to WithumSmith+Brown, P.C. during the years ended December 31, 2007 and December 31, 2006 were for professional services rendered in connection with the integrated audit of the company’s financial statements, the company’s internal control over financial reporting, management’s assessment of internal control over financial reporting (in 2006 only), and the review of financial statements included in the company’s Quarterly Reports Form 10-Q.

Audit-Related Fees

Audit-related fees paid to WithumSmith+Brown, P.C. during the years ended December 31, 2007 and December 31, 2006 were for professional services rendered in connection with the audit of the Annual Report on Form 11-K for the Warwick Valley Telephone Company 401(k) Plan and the audit of the company’s non-management voluntary employee benefit administration plan.

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Tax Fees

Tax fees paid to WithumSmith+Brown, P.C. during the year ended December 31, 2007 were for professional services rendered in connection with the preparation of federal and state tax returns. The company paid no tax fees to WithumSmith+Brown, P.C. during the year ended December 31, 2006.

Pre-approval Policy

The audit committee pre-approves all audit and permitted non-audit services performed for the company by its independent registered public accounting firm. It considers each service individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to services without requiring separate consideration by the audit committee. In determining whether to approve a particular permitted non-audit service, the audit committee considers all ways in which such service could compromise or appear to compromise the independence of the company’s independent registered public accounting firm.

For the years ended December 31, 2007 and December 31, 2006, WithumSmith+Brown, P.C provided no services to us other than those described above. All such services provided by and fees paid to WithumSmith+Brown, P.C. were pre-approved by the audit committee.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of WithumSmith+Brown, P.C and determined that the provision of such services was compatible with such firm’s independence.

Report of the Audit Committee to Shareholders

The following report of the audit committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has:

•	reviewed and discussed the company’s audited financial statements for the year ended December 31, 2007 with the company’s management and with WithumSmith+Brown, P.C., the company’s independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the company’s independent registered public accounting firm its independence.

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Based on these reviews and discussions with management and the independent registered public accounting firm, and the report of the independent registered public accounting firm, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2007 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for the ratification by shareholders at the company’s annual meeting.

Audit Committee:
Jeffrey D. Alario – Chairman
Kelly C. Bloss
Wisner H. Buckbee
Philip S. Demarest

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Corporate Governance

Ethics and Values

We have a code of business conduct and ethics that applies to all employees (including our principal executive officer, principal financial officer and principal accounting officer, controller and persons performing similar functions) and members of the board of directors. The code of ethics is based upon the philosophy that each director, each executive officer and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code.

You can find our code of business conduct and ethics on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

We will provide, upon request of any shareholder and without charge, in accordance with the shareholder communication procedures described on page 24 of this proxy statement, a printed copy of our code of business conduct and ethics. The information contained on our website is not a part of this proxy statement.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Board Meetings

The board of directors held seven regular meetings and seven special meetings during 2007. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Attendance

Members of the board of directors are expected to attend all regular and special meetings of the board of directors and of the committees on which they serve. The governance and nominating committee reviews annual attendance during the nomination process each year. In addition, all directors, absent special circumstances, are expected to attend the annual meeting of shareholders. All directors who were serving as directors at the time attended the 2007 annual meeting of shareholders.

Director Independence

The board of directors has determined that all of our directors other than Mr. Gareiss and Mr. Gray are independent pursuant to the independence standards of the Nasdaq Stock Market.

Board Committees

The board of directors has established, among other committees, an audit committee, a governance and nominating committee and a compensation committee.

The current charters of the audit committee, the governance and nominating committee and the compensation committee are available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

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We will provide, upon the request of any shareholder and without charge, in accordance with the shareholder communication procedures described on page 24 of this proxy statement, a printed copy of any or all of these charters. The information contained on our website is not a part of this proxy statement.

Audit Committee

The current members of the audit committee are:

Jeffrey D. Alario, Chairman
Kelly C. Bloss
Wisner H. Buckee
Philip S. Demarest

The board of directors has determined that each of Mr. Alario, Ms. Bloss, Mr. Buckbee and Mr. Demarest is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules.

The board of directors has determined that each audit committee member has sufficient knowledge in financial matters to serve on the audit committee. The board of directors has designated Mr. Alario and Mr. Demarest as “audit committee financial experts” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Alario, a certified public accountant, qualifies by virtue of his more than 20-year career in public and private accounting, and that Mr. Demarest qualifies by virtue of his professional experience during his 40-year tenure with the company prior to his retirement in 1998.

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system. Our audit committee charter, which has been adopted by the board and is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu, more specifically sets forth the duties and responsibilities of the audit committee. The charter, which the committee reviews annually, defines the duties and responsibilities of the committee to include:

•	recommending to the board of directors the engagement of the company’s independent registered public accounting firm;

•	approving the plan and scope of the estimated audit and the fee before the audit begins;

•	following the audit, reviewing the results and the independent registered public accounting firm’s comments on the company’s system of internal accounting controls with the independent registered public accounting firm;

•	recommending the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K; and

•	selection of internal auditors and supervision of their activities.

The committee also advises the board as to the implementation of recommendations which have been made pursuant to suggestions of the independent registered public accounting firm.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

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The audit committee held four meetings during 2007. The audit committee’s report relating to the year ended December 31, 2007 begins on page 19 of this proxy statement.

Governance and Nominating Committee

The current member of the governance and nominating committee are:

Kelly C. Bloss
Wisner H. Buckee
Robert J. DeValentino, Chairman
Douglas J. Mello

The board of directors has determined that each of Ms. Bloss, Mr. Buckbee, Mr. DeValentino and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

The governance and nominating committee acts pursuant to a written charter adopted by the board and reviewed annually by the committee, which is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

The charter directs the committee to seek and nominate qualified candidates for election or appointment to our board of directors, and to name the chairpersons of the standing committees for the next year. The committee also oversees matters of corporate governance, which includes reviewing the performance and processes of the board, the company’s principles of corporate governance, the charters of the standing committees of the board, the company’s code of business conduct and ethics, and management succession plan, and is responsible for performing such other tasks that are consistent with its charter.

In assessing potential nominees for the board of directors, the committee looks for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. A candidate must also have demonstrated superior performance or accomplishments in his or her professional undertakings. The committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating shareholder recommendations that it applies in evaluating recommendations from other sources.

Qualified shareholders may contact our Corporate Secretary in writing when proposing a nominee. Pursuant to our by-laws and the governance and nominating committee charter, such recommendations by shareholders for the 2009 annual meeting of shareholders must be received, together with the proposed nominee’s name, age, business and residence address, principal occupation or employment, class and number of company shares beneficially owned and other relevant information relating to such proposed nominee that is required to be disclosed in a solicitation of proxies for the election of directors, at the principal executive offices of the company no later than the close of business on November 25, 2008.

The governance and nominating committee held four meetings during 2007.

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Compensation Committee

The current members of the compensation committee are:

Douglas B. Benedict
Robert J. DeValentino, Chairman
Douglas J. Mello

The board of directors has determined that each of Mr. Benedict, Mr. DeValentino and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of the company’s fundamental compensation philosophy and objectives. In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee may seek the advice of third party consultants and advisors, but it does not delegate its responsibilities to such persons. The compensation committee authorizes the company’s chief executive officer to set the compensation level for the company’s senior management team, other than his own, within certain parameters set by the compensation committee.

The compensation committee acts pursuant to a written charter adopted by the board of directors and reviewed annually by the committee, which is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

The compensation committee held one meeting during 2007. The compensation committee’s report relating to the year ended December 31, 2007 appears on page 36 of this proxy statement.

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement.

Shareholder Communications

Shareholders wishing to contact the board of directors may write to the President, Corporate Secretary or Chairman of the Board at 47 Main Street, Warwick, New York 10990, if by mail, or at: d.albro@wvtc.com, j.stoeberl@wvtc.com, or w.buckbee@wvtc.com, respectively, if by e-mail. The Chairman of the Board will review all correspondence received and report all such contacts to the board of directors at the first regular meeting following the contact, unless more urgent action seems advisable.

Shareholders may contact us in the same manner to request copies of any of our governance documents.

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Compensation of Named Executive Officers and Directors

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions for our named executive officers. The focus of the discussion is on the year ended December 31, 2007. However, when relevant, the discussion covers actions regarding compensation for our named executive officers that were taken after the conclusion of 2007.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during the year ended December 31, 2007. For 2007, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers for purposes of this proxy statement:

•	Duane W. Albro, our president and chief executive officer;

•	Kenneth H. Volz, our vice-president and chief operating officer and treasurer;

•	Herbert Gareiss, Jr., our former president and chief executive officer; and

•	Thomas H. Gray, our former interim president and chief executive officer.

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivate them to achieve and reward them for superior performance. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives. We believe that the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation.

Policies and Practices

It has been the practice of the compensation committee to review the recent history of all the elements of each executive officer’s total compensation, utilizing a schedule prepared at the committee’s direction by the company’s human resources department showing internal pay equity within the company. The committee also receives data that allows it to compare the compensation of the company’s executive officers with that of the executive officers in an appropriate market comparison group. The company had the benefit of comparative compensation studies prepared in 2006 for two telecommunications industry groups, the National Telecommunications Cooperative Association (NTCA) and The Organization for the Promotion and Advancement of Small Telecommunications Companies (OPASTCO), for its review of the executive compensation amounts offered at public companies of similar size and business focus.

During most of its long operating history, the company enjoyed relatively limited competition in its local market and financial stability, directly affected by governmental rate of return regulation. In such an

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environment, the company did not extensively rely upon performance-based incentive bonuses to attract and retain its executive employees. As a career prospect, the company represented a stable work environment with higher (relative to other employers) benefit and retirement programs offsetting its relatively lower base salaries. In the past several years, however, the company’s business environment has fundamentally changed, and the company no longer enjoys either a market relatively free of competition or relatively favorable regulatory treatment. To operate successfully in this new environment, we need to attract and retain key employees with skills and experience that are prized by other employers. The company recognized that in order to become a competitive services provider, its compensation philosophy and programs needed fundamental revision.

During 2007, we had (a) a retiring chief executive officer, (b) an interim chief executive officer, and (c) a new chief executive officer, Duane W. Albro, who executed a three-year employment agreement with us on May 1, 2007. Also in 2007, we hired Kenneth H. Volz as our chief financial officer on an interim basis and later entered into a one-year employment agreement with Mr. Volz on June 4, 2007 to serve as our chief financial officer. On March 3, 2008, pursuant to the terms of his employment agreement, Mr. Volz gave notice to the Company that he will be terminating his one-year employment agreement with the Company when it expires on June 3, 2008. Mr. Volz and the Company have each expressed a willingness to negotiate a new employment agreement.

The company used the arrival of Messrs. Albro and Volz as its two named executive officers and their employment agreements to institute a compensation policy for its named executive officers that attempts to combine short-term initiatives such as operating income growth with longer term growth in the company’s equity value.

To this end, Messrs. Albro and Volz share in a cash bonus plan tied to the company’s annual financial performance against certain financial and individual performance targets. Specifically, for 2007, Messrs. Albro and Volz were entitled to a cash bonus determined by the following two components: (1) 4.5% of the amount by which operating income performance is greater than the approved annual operating income target, up to a maximum of 15% of base salary, and (2) at the discretion of the board of directors, a percentage ranging from zero percent to 30 percent of base salary for individual performance in comparison to objectives set annually by the company’s board of directors. These shorter term financial performance targets generally mirror the bonus policy for the company’s other management employees.

As longer term compensation initiatives, the employment agreements for Messrs. Albro and Volz each reflect a stock appreciation bonus. For each calendar year Messrs. Albro and Volz are employed by the company, they are each eligible, without any need to exercise any right, to a bonus in the event of an increase in share value during that calendar year. This bonus is equal to the aggregate amount of the increase that would have been experienced by a person holding, for Mr. Albro, 50,000 shares, and for Mr. Volz, 25,000 shares, if such shares were priced at 120% of market price when the year began. The increase, if any, is calculated by using the change in the average daily closing price from one December to the next, except that for 2007, any increase was measured using the average daily closing price for April 2007 as an initial value.

These stock appreciation bonuses capture the stated goal of long-term equity growth by tying this component of executive compensation to the appreciation of the value of our common stock during each calendar year, thus aligning our executive officer’s interests with that of our shareholders.

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The company came to determine the base salary and cash bonus payments for each of Mr. Albro and Mr. Volz solely through negotiations between the parties. While the company attempted to align the compensation packages of the two named executive officers in a manner consistent with the policies described above, the two named executive officers were paid their compensation because the compensation packages were acceptable to the company and the named executive officers. In short, the company and Messrs. Albro and Volz came to a meeting of the minds.

Messrs. Albro and Volz are currently negotiating the components of their 2008 compensation packages with the company.

The compensation committee determines the annual compensation for the company’s chief executive officer. The compensation committee also determines the aggregate level of compensation to be paid to the other members of the company’s senior management team. In setting the aggregate level of executive compensation, the compensation committee considers recommendations made to it by the company’s chief executive officer. Once the committee approves the aggregate level of compensation for the company’s senior management team, it authorizes the chief executive officer to allocate it accordingly.

Recently, the board of directors decided to initiate a long-term incentive plan. This plan will provide the compensation committee with the ability to use different forms of awards to accommodate different participant situations or changes in tax rules, accounting rules or investor attitudes to different forms of awards over time.

The long-term incentive plan was initiated by the board of directors to align the interests of the company’s senior management team with the interests of the company’s shareholders. The long-term incentive plan is a useful mechanism by which the company can retain its senior management team members by providing financial incentives to them to contribute to the long-term value of the company. The compensation committee anticipates that it will grant awards under the long-term incentive plan based on the individual meeting certain predetermined individual and corporate objectives.

If the company’s shareholders approve the company’s 2008 Long-Term Incentive Plan, then Messrs. Albro and Volz will also be entitled to receive equity awards under the Company’s 2008 Long-Term Incentive Plan at the sole discretion of the company’s board of directors.

The adoption of the 2008 Long-Term Incentive Plan will not impact the cash bonus component of our named executive officer’s compensation. If the 2008 Long-Term Incentive Plan is adopted, then it will replace the stock appreciation bonus component of our named executive officer’s compensation.

We believe that the 2008 Long-Term Incentive Plan, if approved by the shareholders, the New York State Public Service Commission and the New Jersey Public Utility Board will give the compensation committee additional methods to tie compensation for our named executive officers and all employees to shorter term and longer term incentives without using cash, which is the only means currently available to the company to award employees and executives.

Executive Compensation

The following table shows the compensation paid to our president and chief executive officer (our principal executive officer), our interim president and chief executive officer, our former president and chief executive officer, and our vice president, chief financial officer and treasurer (our principal financial

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officer) for services rendered to us in all capacities during the years ended December 31, 2007 and December 31, 2006.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
				Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)
Duane W. Albro(4)	2007	167,309	125,000(5)	0	75,000	—	19,421	386,730
President and Chief Executive Officer
Kenneth H. Volz(6)	2007	243,809	—	0	60,000	—	59,889	363,698
Vice President, Chief Financial Officer and Treasurer
Herbert Gareiss, Jr.(7)	2007	63,962	—	—	—	0(8)	17,983	81,945
President and Chief Executive Officer	2006	211,964	101			23,388	220,763(9)	456,216
Thomas H. Gray(10)	2007	166,456	—	—	—	—	21,024	187,480
Interim President and Chief Executive Officer

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007, in accordance with FAS 123(R), for the fair value of stock value appreciation bonuses (SVABs) granted to Messrs. Albro and Volz pursuant to their employment contracts. SVABs are described in footnote 2 to the Grant of Plan-Based Awards Table below. No SVABs were earned because there was no aggregate increase in the value of the company’s common shares over the measurement period.
(2)	The amounts in this column reflect the annual bonus compensation earned by Messrs. Albro and Volz pursuant to their respective employment contracts and were paid in March 2008. Messrs. Albro and Volz’s annual bonuses are tied to the company’s annual financial performance against certain financial and performance targets for the fiscal year as well as achievement of individual performance goals established by the board of directors. The threshold and maximum amounts for each named executive officer’s annual bonus opportunity are reported in the Grants of Plan-Based Awards Table below, and the terms of the annual bonuses are described in footnote 2 thereto.
(3)	See the All Other Compensation Table below for additional information regarding the components of this column.
(4)	Mr. Albro became our president and chief executive officer on May 1, 2007.
(5)	This amount reflects a cash signing bonus paid to Mr. Albro pursuant to his employment contract.
(6)	Mr. Volz served as our interim vice president, chief financial officer and treasurer from January 18, 2007 to June 3, 2007, and became our vice president, chief financial officer and treasurer on June 4, 2007.
(7)	Mr. Gareiss served as our president and chief executive officer until January 15, 2007 and retired effective January 31, 2007. The amounts shown for 2007 include the following compensation received by Mr. Gareiss as a director: $25,500 in director fees and $5,052 for all other compensation, which includes concession services and business-related travel.
(8)	For the year ended December 31, 2007, there was a negative change in the actuarial present value of Mr. Gareiss’ accumulated benefit under the Warwick Valley Telephone Company Retirement Plan for Management Employees of $29,979. Therefore, a zero value is provided as the change in pension value. The reason for the negative actuarial value under the plan is a change in the discount rate used to value the plan.
(9)	This amount reflects a retention award that was paid to Mr. Gareiss in November 2006 to secure the continuation of his services during the board of director’s exploration of the company’s strategic options.

(10)	Mr. Gray served as our interim president and chief executive officer from January 16, 2007 until April 30, 2007. The amounts shown for 2007 include the following compensation received by Mr. Gray as a director: $16,447 in director fees and $3,688 for all other compensation, which includes business-related travel.

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ALL OTHER COMPENSATION TABLE

The following table shows the components of the amounts included for each named executive officer under the All Other Compensation column in the Summary Compensation Table.

		Perquisites
		and Other		Group	Company
		Business-	Employee	Term Life	Contributions
		Related	Concession	Insurance	to Retirement and	Retention
		Benefits	Services	Premiums	401(k) Plans	Award
Name	Year	($)(1)	($)	($)	($)	($)	Total ($)
Duane W. Albro	2007	16,000	825	—	2,596	—	19,421
Kenneth H. Volz	2007	51,364	706	—	7,819	—	59,889
Herbert Gareiss, Jr.	2007	3,865	2,114	8,542	3,462		17,983
	2006	1,346	1,573	2,844	15,000	200,000	220,763
Thomas H. Gray	2007	21,024	—	—	—	—	21,024

(1)	See the Perquisites and Other Business-Related Benefits Table on page 33 of this proxy statement for additional information regarding the components of amounts in this column.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding the grants of stock value appreciation bonuses and non-equity incentive plan awards to our named executive officers for the year ended December 31, 2007.

				Estimated Possible Payouts			Estimated Future
				Under			Payouts Under
				Non-Equity Incentive Plan			Equity Incentive
				Awards (1)			Plan Awards	All Other Option Awards
								Number of	Exercise or	Grant Date
								Securities	Base Price	Fair Value of
	Award		Committee or					Underlying	of Option	Stock and
	Type	Grant	Board Action	Threshold	Target	Maximum	Target	Options	Awards	Option Awards
Name	(2)	Date	Date	($)(3)	($)(4)	($)(5)	(#)(6)	(#)	($/Sh)(7)	($)(8)
Duane H. Albro	Annual Bonus			0	N/A	75,000

	SVAB	5/1/07	4/5/07				50,000		18.53	16,141

Kenneth H. Volz	Annual Bonus			0	N/A	60,000

	SVAB	6/4/07	6/4/07(9)				25,000		18.53	8,071

Herbert Gareiss, Jr.

Thomas H. Gray

(1)	The amounts shown under these columns represent the potential payouts to Messrs. Albro and Volz under the annual bonus section of their employment contracts.

(2)	Annual Bonuses. Messrs. Albro and Volz were eligible for an annual cash bonus composed of: (a) 4.5% of the amount by which operating income performance exceeds the approved annual target operating income up to a maximum of 15% of their base salary, and (b) between 0% and 30% of their base salary based on the achievement of individual performance objectives established annually by the company’s board of directors.

SVABs. Messrs. Albro and Volz were eligible to a SVAB in the event of an increase in share value from April 2007 to December 2007. This bonus is equal to the aggregate amount of the increase that would have been experienced by a person holding, for Mr. Albro, 50,000 shares, and for Mr. Volz, 25,000 shares, if such shares were priced at 120% of market price at the beginning of the measurement period. The increase, if any, is calculated based on the difference between 120% of the average daily closing price from April 2007 to the average daily closing price for December 2007. No SVABs were actually earned because there was no aggregate increase in the value of the company’s common shares over the measurement period.

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(3)	There is no minimum amount payable for a certain level of performance under the annual bonus plan. Both the corporate and individual performance components may yield a zero dollar bonus.

(4)	For the year ended December 31, 2007, no target bonus was established by the company. A representative amount from the prior year would not be comparable as Messrs. Albro and Volz were not employed by the company in 2006 and their individual performance is one of only two components used in calculating their annual bonus.

(5)	For the year ended December 31, 2007, Messrs. Albro and Volz were employed by the company for eight and seven months respectively, and the amounts in this column reflect the pro-rated maximum annual bonus amounts under their employment agreements.

(6)	The SVABs provide for a single estimated payout based on the fixed amount of underlying shares shown in this column.

(7)	The base price of the stock appreciation rights underlying the SVABs is calculated by taking 120% of the average daily closing price for the month of April 2007. The average daily closing price for company’s common stock during the month of April was $15.44, 120% of which is the amount listed in this column.

(8)	These amounts show hypothetical values at grant computed in accordance with FAS No. 123R. These amounts were calculated under the Black-Scholes option pricing model. This model is a complicated mathematical formula that makes assumptions about stock option features. Some of these assumptions do not apply to the SVABs we grant to Mr. Albro and Mr. Volz. Whether and to what extent a SVAB holder realizes value will depend on the extent to which the share price of our common stock appreciates in value. The assumptions and Black-Scholes values listed below are consistent with the assumptions that we used to report valuations and expense in our 2007 Annual Report on Form 10-K.

Assumptions for Valuing 2007 SVAB grants

• A average daily closing stock price in April 2007 of $15.47 and an average daily closing stock price in December 2007 of $18.53.

• A .75 year life for the underlying stock appreciation right.

• Expected stock price volatility of 25.13%.

• A 5.17% annual rate of quarterly dividends.

• A 1.40% discount rate.

(9)	The compensation committee of the board of directors delegated its authority to Mr. Albro to negotiate and enter into an employment agreement with Mr. Volz, which sets Mr. Volz’s 2007 compensation and the amount of Mr. Volz’s SVAB.

Overview of 2007 Summary Compensation Table and 2007 Grants of Plan-Based Awards

The elements of compensation for our named executive officers include base salary, cash bonus plan, stock appreciation bonus, health, disability and life insurance, 401(k) matching contributions, and perquisites.

Employment Agreements

Duane W. Albro

Our employment agreement with Mr. Albro provides for a three-year term effective from May 1, 2007 that will automatically be renewed for successive one-year terms, unless Mr. Albro or the Company give written notice of non-renewal to the other at least 90 days before the expiration of the initial term or any subsequent renewal period. The agreement may also be terminated by Mr. Albro at any time upon 30 days’ written notice to the Company or by the Company at any time after providing written notice to Mr. Albro. His base salary is $250,000 per year, subject to annual increases as the company may determine. Mr. Albro also received a signing bonus of $125,000.

Mr. Albro will be eligible for an annual bonus composed of: (1) 4.5% of the amount by which operating income performance is better than the approved annual target, up to a maximum of 15% of his base pay, and (2) a percentage ranging from zero percent to 30 percent of base pay for individual performance in comparison to objectives set annually by the company’s board of directors. For example, satisfying but not exceeding his individual annual objectives would entitle Mr. Albro, at the board’s discretion, to a bonus of 15% of his base pay for this component of the bonus plan.

During each calendar year Mr. Albro is employed under the agreement, he will be eligible, without any need to exercise any right, to a bonus in the event of an increase in share value during that year. This

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bonus is equal to the aggregate amount of the increase that would have been experienced by a person holding 50,000 shares if such shares were priced at 120% of market price when the year began. The increase, if any, is calculated by using the change in the average daily closing price from one December to the next, except that for 2007 any increase will be measured using the average daily closing price for April 2007 as an initial value.

In order to receive the cash bonus and the stock appreciation bonus, Mr. Albro must be actively employed by the company on the respective payment dates. In the event that he terminates his employment within one year of the effective date of the agreement, he will be required to reimburse the company for the signing bonus on a pro rata basis. The agreement provides that no severance will be paid at termination.

The company will provide Mr. Albro with a $2,000 per month housing and travel allowance for the duration of his employment, but only if he arranges for an additional residence in the community served by the company within 90 days of the agreement’s effective date. Mr. Albro will be eligible to participate in and receive benefits under the company’s regular 401(k) savings plan, but he will not be eligible for health and welfare benefits such as medical and dental benefits, life insurance, and short and long-term disability. He will also be provided with a company paid PDA or mobile phone, as well as concession telephone, toll, DSL and digital television services consistent with those available to other company management employees.

Mr. Albro also entered into confidentiality, non-solicitation and non-competition agreement with the company, and an agreement with the company indemnifying him with respect to certain legal costs and expenses pursuant to the company’s by-laws and the New York Business Corporation Law. This agreement is in the form previously utilized by the company with other officers and directors.

Kenneth H. Volz

Our employment agreement with Mr. Volz provides for a one-year term of employment effective from June 4, 2007 that will automatically be renewed for successive one- year terms, unless Mr. Volz or the Company give written notice of non-renewal to the other at least 90 days before the expiration of the initial term or any subsequent renewal period. The agreement may also be terminated at any time upon 60 days’ written notice from either party. His base salary is $225,000 per year, subject to annual increases as the company may determine.

Mr. Volz will be eligible for an annual bonus composed of: (1) 4.5% of the amount by which operating income performance is better than the approved annual target, up to a maximum of 15% of his base pay, and (2) a percentage ranging from zero percent to 30 percent of base pay for individual performance in comparison to objectives set annually by the company’s board of directors. For example, satisfying but not exceeding his individual annual objectives would entitle Mr. Volz, at the board’s discretion, to a bonus of 15% of his base pay for this component of the bonus plan.

During each calendar year Mr. Volz is employed under the agreement, he will be eligible, without any need to exercise any right, to a bonus in the event of an increase in share value during that year. This bonus is equal to the aggregate amount of the increase that would have been experienced by a person holding 25,000 shares if such shares were priced at 120% of market price when the year began. The increase, if any, is calculated by using the change in the average daily closing price from one December to the next, except that for 2007 any increase will be measured using the average daily closing price for April 2007 as an initial value.

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In order to receive the cash bonus and the stock appreciation bonus, Mr. Volz must be actively employed by the company on the respective payment dates. The agreement provides that no severance will be paid at termination; however the company may provide continuation of pay and benefits in the event that the company elects to terminate the agreement in advance of the previously stated 60 day notification period.

The company will provide Mr. Volz with a $4,800 per month housing and travel allowance for the duration of his employment, which also includes remuneration to defray tax consequences. Mr. Volz will be eligible to participate in and receive benefits under the company’s regular 401(k) savings plan, but he will not be eligible for health and welfare benefits such as medical and dental benefits, life insurance, and short and long-term disability. He will also be provided with a company paid PDA or mobile phone, as well as concession telephone, toll, DSL and digital television services consistent with those available to other company management employees.

Mr. Volz also entered into confidentiality, non-solicitation and non-competition agreement with the company, and an agreement with the company indemnifying him with respect to certain legal costs and expenses pursuant to the company’s by-laws and the New York Business Corporation Law. This agreement is in the form previously utilized by the company with other officers and directors.

On March 3, 2008, pursuant to the terms of his employment agreement, Mr. Volz gave notice to the Company that he will be terminating his one-year employment agreement with the Company when it expires on June 3, 2008. Mr. Volz and the Company have each expressed a willingness to negotiate a new employment agreement.

Base Salary

The company’s human resources department evaluates all salaried positions in the company, assigning a job grade to each job and identifying a base salary range corresponding to that job based on market survey data. In recent years, the company has generally followed the policy to set base salaries for its management employees at the midpoint of the corresponding salary range.

Bonus Plans

The company presently has a bonus plan for all management employees, except Mr. Albro and Mr. Volz, which was approved and adopted by the board of directors in March 2007. For information regarding the bonus plans for Mr. Albro and Mr. Volz, see “Employment Agreements” beginning on page 30 of this proxy statement. Amounts earned under the bonus plans for Messrs. Albro and Volz are reported in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table.

Stock Appreciation Bonus

The employment agreements for Messrs. Albro and Volz each reflect a stock appreciation bonus. For information regarding these stock appreciation bonus see “Employment Agreements” beginning on page 30 of this proxy statement.

No stock appreciation bonus will be paid to Mr. Albro or Mr. Volz for 2007 because the price of our common stock declined during the measurable period.

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Salary and Bonus as a Percent of Total Compensation

The annual salary and bonuses paid to our named executive officers for the year ended December 31, 2007 are shown in the “Salary” and “Bonus” columns of the 2007 Summary Compensation Table on page 28 of this proxy statement.

The salary and bonuses paid to each of our named executive officers constituted the following percentage of each named executive officer’s total compensation:

Duane W. Albro	76%
Kenneth H. Volz	67%
Herbert Gareiss, Jr.	75%
Thomas H. Gray	89%

Perquisites and Business-Related Benefits

The company generally does not provide its named executive officers with benefits that are not integrally and directly related to the performance of the executive’s duties. In connection with the hiring of an executive who is a resident outside of Orange County, New York, the company, on occasion, agrees to reimburse reasonable expenses related to the executive’s job performance or availability.

						Total Perquisites
		Personal Use				and
		of	Housing and	Business-		Other Business-
		Company	Living	Related		Related
Name	Year	Car ($)	Expenses ($)	Travel ($)	Other ($)	Benefits ($)

Duane W. Albro	2007	—	16,000	—	—	16,000
Kenneth H. Volz	2007	—	40,302	11,062	—	51,364
Herbert Gareiss, Jr.	2007	—	—	—	3,865	3,865
	2006	1,346	—	—	—	1,346
Thomas H. Gray	2007	—	10,991	9,848	185	21,024

Other Compensation

Savings Plan Benefits

Our named executive officers are eligible to participate in our 401(k) defined contribution plan. In any plan year, we make a matching contribution to each management participant equal to 4.5% of the participant’s eligible compensation, up to a maximum matching contribution of $15,000. Prior to September 1, 2007, the matching contribution amount was 9%. Matching contributions are applicable to all plan eligible employees. All of our named executive officers other than Mr. Gray participated in our 401(k) plan during the year ended December 31, 2007 and received matching contributions.

Health and Insurance Plan Benefits

Benefits under our health and insurance plans are the same for all employees, with the exception of Mr. Albro and Mr. Volz, who do not receive any of these benefits.

Nonqualified Deferred Compensation

We do not presently provide any nonqualified defined contribution or other deferred compensation plans to our current employees.

Other Post-Employment Payments

Until his retirement in January 2007, Mr. Gareiss was an employee-at-will and as such he did not have an employment agreement with us that provided severance or other post-employment benefits.

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Mr. Gray served as our interim president and chief executive officer from January 16, 2007 until April 30, 2007 and was employed pursuant to a term contract that did not include severance or post-employment benefits.

We have employment agreements with Mr. Albro and Mr. Volz, neither of which provide for severance or post-employment benefits.

Management Retirement Plan

The company’s management retirement plan covers all management employees that were hired prior to March 1, 2004, are over the age of 21 and have completed one year of eligible service. Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee’s accumulated monthly retirement benefit equals either: (1) 2 1/2% times years of service times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% times years of service times average monthly earnings (the “current formula”). Average monthly earnings, for plan purposes, for the named executive officers who are entitled to receive plan benefits are as follows: Herbert Gareiss, Jr. $16,668. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. Twenty-four years of benefit service were credited to Herbert Gareiss, Jr. at the time of his retirement. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The plan does not provide for any deductions for Social Security benefits received. If a management participant has compensation over $200,000, any benefits due in excess of this limit would not be payable from the qualified plan but in a non-qualified arrangement.

PENSION BENEFITS FOR 2007

Number of
		Years	Present Value	Payments During
		Credited	of Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Herbert Gareiss, Jr.	Warwick Valley Telephone Company Retirement Plan for Management Employees	24	618,862	39,227

Annual benefits payable at age 60 to plan participants, using the current formula, are illustrated in the following table:

		Average Annual Salary
		During Highest Paid
	Period of Three			Annual Retirement Benefits
	Consecutive Years			Years of Benefit Service
	5	10	15	20	30	40	45
$130,000	8,125	16,250	24,375	32,500	48,750	65,000	73,125
$150,000	9,375	18,750	28,125	37,500	56,250	75,000	84,375
$170,000	10,625	21,250	31,875	42,500	63,750	85,000	95,625
$190,000	11,875	23,750	35,625	47,500	71,250	95,000	106,875
$210,000	13,125	26,250	39,375	52,500	78,750	105,000	118,125
$230,000	14,375	28,750	43,125	57,500	86,250	115,000	129,375

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The amounts shown in the table reflect benefits payable without regard to survivor beneficiary reduction options. Under the terms of the plan, Mr. Gareiss is entitled to annual retirement benefits of $51,833. Based on his survivor beneficiary selection, his actual benefit received will be $42,794.

Compensation of Directors

Overview of Compensation and Procedures

In 2006, the board reviewed the level of compensation of our non-employee directors to determine the adequacy for the current level of compensation. This data was obtained from a number of different sources including:

•	limited publicly available data describing director compensation in peer companies; and

•	information obtained directly from other companies.

As a result of this review, the board determined to increase the annual retainer of non-employee directors, beginning January 1, 2007, to $25,000 per year. The fees for committee meetings were set at $500 per meeting, with the committee chairperson receiving an additional $200 per meeting. Directors are given the opportunity to choose to receive up to half of their compensation in shares of our common stock. As noted in the Security Ownership of Management on page 38 of this proxy statement, all directors hold shares of our common stock.

In addition to the annual retainer and meeting fees, directors are also reimbursed for travel expenses for board and committee meetings that they attend in person.

During the year ended December 31, 2007, certain non-employee directors also received concession services from the company. Mr. Demarest received telephone, internet, and digital television concessions in the amount of $1,810 and Mr. DeValentino received an internet concession in the amount of $437. These amounts are reported in the “All Other Compensation” column of the 2007 Director Summary Compensation Table below. As an employee of the company, Mr. Gareiss received similar concession services, which are reported in the “All Other Compensation” column of the Summary Compensation Table on page 28 of this proxy statement.

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2007 Director Summary Compensation Table

The following table shows information regarding the compensation paid to our non-employee directors for their service during the year ended December 31, 2007.

		Change
		in Pension
		Value and
		Nonqualified
	Fees Earned or	Deferred		All Other
	Paid in Cash	Compensation		Compensation	Total
Name	($)	Earnings $(1)		($)(2)	($)

Jeffrey D. Alario	29,300				29,300
Douglas B. Benedict	3,872				3,872
Kelly C. Bloss	27,000				27,000
Wisner H. Buckbee	28,200				28,200
Philip S. Demarest	28,200	0	(3)	53,003	81,203
Robert J. DeValentino	28,600			1,437	30,037
Herbert Gareiss, Jr. (4)	—	—		—	—
Thomas H. Gray (4)	—	—		—	—
Douglas J. Mello	26,500	—		514	27,014
Joseph J. Morrow	14,194	—		224	14,418

(1)	Mr. Demarest was previously employed by the company as a vice president and is entitled to a pension as a former employee rather than as a director.
(2)	Amounts shown for Mr. Demarest include amounts received from the company as pension payments resulting from his previous employment with the company ($51,193) and concession services received from the company ($1,810); amounts shown for Mr. DeValentino are concessions services received from the company ($437) and business-related travel ($1,000); and amounts shown for Mr. Mello and Mr. Morrow are business-related travel.
(3)	See the Summary Compensation Table on page 28 of this proxy statement for compensation received by Mr. Gareiss and Mr. Gray as directors of the company.
(4)	For the year ended December 31, 2007, there was a negative change in the actuarial present value of Mr. Demarest’s accumulated benefit under the Warwick Valley Telephone Company Retirement Plan for Management Employees of $44,338. Therefore, a zero value is provided as the change in pension value. The reason for the negative actuarial value under the Plan is a change in the discount rate used to value the plan.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of the company or any of its subsidiaries during fiscal year 2007; (2) was formerly an officer of the company or any of its subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, none our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

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Report of Compensation Committee to Shareholders

The following report of the compensation committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

We have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
Robert J. DeValentino – Chairman
Douglas B. Benedict
Douglas J. Mello

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Security Ownership of Certain Beneficial Owners

The table below shows certain information, as of March 10, 2008, regarding the only persons known to us to be the record or beneficial owner of more than 5% of our common stock, with percentages based on 5,351,780 common shares issued and outstanding.

	Number of Shares	Percent
Name and Address	of Common Stock	of
of Beneficial Owner	Beneficially Owned	Class
Julia S. Barry (1)	361,020	6.7%
Warwick, NY 10990

Bank of America(2)	303,886	5.7%
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255

(1)	Julia S. Barry is also the beneficial owner of 143 shares of our 5% preferred stock, or 2.9% of that class based on 5,000 issued and outstanding shares.
(2)	This information as to the beneficial ownership of shares of the company’s common stock is based on Schedule 13G dated February 5, 2008 filed jointly with the Securities and Exchange Commission by Bank of America Corporation, NB Holdings Corporation, Bank of America, N.A., Columbia Management Group, LLC and Columbia Management Advisors, LLC. Bank of America Corporation, NB Holdings Corporation, Bank of America, NA and Columbia Management Group, LLC share voting and dispostive power with respect to 303,886 shares. Columbia Management Advisors, LLC has sole voting power with respect to 303,806 shares, sole dispositive power with respect to 300,696 shares and shared dispositive power with respect to 3,190 shares.

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Security Ownership of Management

The table below shows, as of March 10, 2008, certain information regarding shares of our capital stock held by (1) each of our directors and director nominees; (2) each of our named executive officers as defined on page 25 of this proxy statement; and (3) all directors and executive officers as a group.

			Percent
		Number of Shares	of
Name of Beneficial Owner	Title of Class	Beneficially Owned(1)	Class (1)

Directors and Director Nominees
Jeffrey D. Alario	Common	2,200	—
Kelly C. Bloss	Common	1,000	—
Douglas B. Benedict	Common	2,600	—
Wisner H. Buckbee	Common	24,742	—
	5% Preferred	40	—
Philip S. Demarest(2)	Common	25,298	—
	5% Preferred	10	—
Robert J. DeValentino	Common	2,400	—
Herbert Gareiss, Jr.	Common	43,026	—
	5% Preferred	38	—
Thomas H. Gray	Common	261	—
Douglas J. Mello	Common	1,325	—
Named Executive Officers
Duane W. Albro(3)	Common	922	—
Kenneth H. Volz	Common	2,965	—
All directors and executive officers as a group (11 persons)	Common	106,739	2.0%
	5% Preferred	88	1.8%

(1)	As reported by such persons as of March 10, 2008, with percentages based on 5,351,780 shares of common stock issued and outstanding and 5,000 shares of 5% preferred stock issued and outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.
(2)	Includes 10,782 shares of common stock held jointly by Mr. Demarest and his spouse.
(3)	The amount shown includes 400 shares of common stock held indirectly by Mr. Albro in the company’s’ 401(k) plan.

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Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2007, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Benedict who filed one late report reporting one transaction. In making this statement, we have relied solely on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related party transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related party transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction, (2) the material terms of the transaction, including the amount and type of transaction, (3) the importance of the transaction to the related person and to the company, (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

Certain Relationships

During 2007, the Company paid approximately $62,000 to Morrow & Co., LLC of which Joseph J. Morrow, a former director and member of the compensation and governance and nominating committees, until his resignation on June 27, 2007, is president. This amount includes fees for proxy solicitation and shareholder relations consulting services rendered, and is higher than otherwise would have been expected as a result of the matters associated with the 2007 annual meeting of shareholders. The company does not believe that Mr. Morrow’s interest in these payments can be calculated. The company believes that the transactions with Morrow & Co., LLC are on terms as favorable as those available from unaffiliated third parties.

Other Matters

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

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Shareholder Proposals for the 2009 Annual Meeting

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at the company’s 2009 Annual Meeting of Shareholders, the proposal must be addressed to the Secretary of the Company, and be received at the principal executive offices at 47 Main Street, Warwick, New York 10990, no later than November 25, 2008 in order to be included in the company’s proxy statement and form of proxy relating to such annual meeting of shareholders. This is also the date by which any such proposal must be submitted under the advance notice provisions of our by-laws. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held common shares of the company amounting to at least $2,000 in market value or one percent of the common shares outstanding for at least one year prior to the date on which such proposals are submitted. Furthermore, such shareholders must continue to own at least that amount of the company’s common shares through the date on which the annual meeting of shareholders is held.

Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows the Company to exercise discretionary voting authority to vote on matters that come before the annual meeting of shareholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an advance notice provision in the company’s by-laws. As noted above, our by-laws contain an advance notice provision that requires notice to be received by us no later than the date that is 120 days prior to the date in 2009 which corresponds to the date in 2008 on which the company mailed this proxy statement to its shareholders. Thus, the date by which shareholders must submit their proposals for the company’s 2009 annual meeting of shareholders for purposes of Rule 14a-4 is November 25, 2008.

By Order of the Board of Directors

[electronic signature]
Joyce A. Stoeberl, Secretary

Warwick, New York
March 25, 2008

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APPENDIX A

DIRECTIONS TO ANNUAL MEETING SITE

Warwick Valley Telephone Company Annual Meeting

April 25, 2008 - 2:00 p.m.

DIRECTIONS

The Harness Racing Museum & Hall of Fame
240 Main Street, Goshen, NY 10924

FROM THE NORTH
NYS Thruway (Route 87S) to Route 84W to Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

FROM THE NORTHWEST
Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE WEST
Route 84E to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE SOUTH or NJ
Route 287 or the Garden State Parkway to NYS Thruway (Route 87N)
(then follow directions from New York City).

FROM NEW YORK CITY
NYS Thruway (Route 87N) to Exit 16 (Route 17W) to Exit 124; left at traffic light.
Next light turn right onto Route 207. Museum is 1/4 mile past next traffic light on the right.

FROM THE EAST
Route 84W to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

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APPENDIX B

WARWICK VALLEY TELEPHONE COMPANY
2008 LONG-TERM INCENTIVE PLAN

1.	Purpose

The purpose of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan (the “Plan”) is to assist the Company and its Affiliates in attracting, motivating and retaining selected individuals to serve as employees, directors, consultants and advisors of the Company and its Affiliates by providing incentives to such individuals through the ownership and performance of the Company’s common stock.

2.	Definitions

(a)	“Affiliate” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b)	“Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award granted under the Plan.

(c)	“Award Agreement” means the document or agreement evidencing the grant of an Award by the Company.

(d)	“Board” means the board of directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall consist of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 of the Exchange Act. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the NASDAQ rules and regulations.

(g)	“Company” means Warwick Valley Telephone Company, a New York corporation.

(h)	“Covered Employee” means an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.

(i)	“Director” means a non-employee member of the Board.

(j)	“Eligible Person” means any employee, Director, consultant or advisor providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be an individual.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)	“Fair Market Value” means, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on NASDAQ on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on NASDAQ, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on NASDAQ or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

(m)	“Incentive Stock Option” means a stock option granted under Section 5 that is intended to meet the requirements of Section 422 of the Code.

(n)	“Limitations” has the meaning set forth in Section 9(e).

(o)	“Non-Qualified Stock Option” means a stock option granted under Section 5 that is not intended to be an Incentive Stock Option.

(p)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q)	“Participant” means an Eligible Person who receives an Award under the Plan.

(r)	“Performance Award” means any Award of Performance Cash or Performance Shares granted pursuant to Section 8.

(s)	“Performance Cash” means any cash incentives granted pursuant to Section 8 that will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

(t)	“Performance Period” means that period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

(u)	“Performance Share” means any grant pursuant to Section 8 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

(v)	“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends).

(w)	“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose.

(x)	“Shares” means the shares of common stock of the Company, par value $0.01 per share.

(y)	“Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6.

(z)	“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(aa)	“Vesting Period” has the meaning set forth in Section 7(a).

3.	Available Shares

(a)	Aggregate Shares Available. Subject to adjustment as provided in Section 11(b), a total of 500,000 Shares shall be authorized for issuance under the Plan. Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares that have been reacquired by the Company and designated as treasury shares.

(b)  Accounting for Awards.

(i)	For purposes of this Section 3, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(ii)	If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan; provided, however, in the case of a Stock Appreciation Right, the number of shares available for issuance under the Plan shall be reduced by the number of Shares underlying the Stock Appreciation Right, and not just the Shares actually issued upon the exercise of the Stock Appreciation Right.

(iii)	In the event that (1) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (2) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(c)	Plan Limitation on Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 11(b), no more than 200,000 Shares shall be available under the Plan for issuance pursuant to grants of Restricted Stock and Restricted Stock Units; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if the Shares underlying an Award of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock and Restricted Stock Units for purposes of this limitation on grants of such Awards.

4.	Eligibility and Administration

(a)	Eligibility. Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to an employee and an Incentive Stock Option may not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(b)	Administration.

(i)	The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan to: (1) select the Eligible Persons to receive Awards; (2) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant; (3) determine the number of Shares to be covered by each Award; (4) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award; (5) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (6) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (7) interpret and administer the Plan and any Award Agreement; (8) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (9) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (10) determine whether any Award (other than an Option or Stock Appreciation Right) will have dividend equivalents; and (11) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a director shall require the prior approval of the Board.

(ii)	Other than pursuant to Section 11(b), the Committee may not, without the approval of the Company’s shareholders, (a) lower the exercise price of an Option or the strike price of a Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the NASDAQ rules and regulations.

(iii)	The Committee may delegate its powers and duties under the Plan to one or more directors (including a director who is also an officer of the Company) or a committee of directors, subject to such terms, conditions and limitations as the

Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (1) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (2) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code. In addition, the Committee may authorize one or more officers of the Company to grant Awards under the Plan, to the extent permitted by applicable law; provided, however, that such officers shall not be authorized to grant Awards to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(iv)	Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code, Section 16 of the Exchange Act, the NASDAQ rules and regulations or other pertinent laws.

5.	Options

(a)	Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The receipt of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.

(b)	Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share of each Option shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of such Option.

(c)	Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(d)	Exercise.

(i)	Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(ii)	Unless otherwise provided in an Award Agreement, full payment of an Option’s exercise price shall be made at the time of exercise and shall be made (1) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (2) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (3) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (4) through any other method specified in an Award Agreement, or (5) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, Options granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

(e)	Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 500,000 Shares, subject to adjustments provided in Section 11(b).

6.	Stock Appreciation Rights

(a)	Grant. Stock Appreciation Rights may be granted hereunder to Participants in conjunction with all or part of any Option granted under the Plan, or at any subsequent time during the term of such Option, or without regard to any Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion. The receipt of a Stock Appreciation Right pursuant to the Plan shall impose no obligation on the recipient to exercise such Stock Appreciation Right.

(b)	Strike Price. Other than in connection with Substitute Awards, the strike price per Share of any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.

(c)	Term. The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted.

(d)	Exercise.

(i)	Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, Stock Appreciation Rights granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time).

(ii)	Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares so exercised. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(iii)	Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive with respect to each Share so exercised the excess of the Fair Market Value of one Share on the date of exercise over the per-Share strike price of the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

7.	Restricted Stock and Restricted Stock Units

(a)	Grant. Awards of Restricted Stock and of Restricted Stock Units may be issued to Participants either alone or in addition to other Awards granted under the Plan, and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

(b)	Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award.

(c)	Rights of Holders of Restricted Stock Units. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights or the right to receive cash dividends with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Unit Award.

(d)	Minimum Vesting Period. Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or an Affiliate shall have a Vesting Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to directors or any consultant or advisor who provides services to the Company or an Affiliate.

8.	Performance Awards

(a)	Grant. Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 9(b).

(b)	Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

(c)	Payment. Except as may be provided in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	Section 162(m) Qualifying Performance-Based Compensation

(a)	Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 9 is applicable to such Award.

(b)	Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit or a Performance Award is intended to be subject to this Section 9, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee in its sole discretion, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (1) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (3) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

(c)	Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award or Performance Award that is subject to this

Section 9, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

(d)	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(e)	Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 11(b), no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 60,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards in any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares with respect to more than 30,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.	Generally Applicable Provisions

(a)	Award Agreements. The terms of an Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Awards need not be the same with respect to each type of Award or each Participant.

(b)	Transferability of Awards. No Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

(c)	Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

(d)	Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that any such amounts or dividend equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that any such amounts or dividend equivalents are subject to the same vesting or performance conditions as the underlying Award.

(e)	Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Award, (ii) the exercise of an Option or Stock Appreciation Right, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award or (v) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

11.	Miscellaneous

(a)	Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (i) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11(b)), (ii) expand the types of Awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) increase the maximum permissible term of any Option specified by Section 5(c) or the maximum permissible term of a Stock Appreciation Right specified by Section 6(c), (v) expand the permissible performance criteria under Section 9(b), or (vi) amend any provision of Section 3(c), Section 5(b), Section 6(b), Section 7(d) or Section 9(e). The Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

(b)	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as Restricted Stock Awards and Restricted Stock Unit Awards, the Limitations, the maximum number of Shares that may be issued as Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and exercise or strike price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(c)	No Right to Awards or to Continued Employment or Service. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees or Participants under the Plan.

(d)	Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

(e)	Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the

Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(f)	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

(h)	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)	Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

(j)	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k)	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

(l)	Effective Date of Plan; Termination of Plan. The Plan shall be effective on the later to occur of: (i) the date of the approval of the Plan by the shareholders of the Company; (ii) the approval by or consent to the Plan by the New York Public Service Commission; (iii) the approval by or consent to the Plan by the New Jersey Public Utilities Board; and (iv) the satisfaction by the Company of the requirements of any other regulatory authority necessary for the Plan to become effective. The Plan shall be null and void and of no effect if the foregoing conditions are not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

(m)	Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

(n)	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

* * * * *

ANNUAL MEETING OF SHAREHOLDERS OF
WARWICK VALLEY TELEPHONE COMPANY
April 25, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

3	ê Please detach along perforated line and mail in the envelope provided. ê

20430300330000001000 2 042707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BY-LAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF
THE BOARD AND ALLOW FOR THE ANNUAL ELECTION OF ALL DIRECTORS, “FOR” THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT, “FOR” THE ELECTION OF
ALL NOMINEES FOR DIRECTOR, “FOR” THE PROPOSAL TO APPROVE THE WARWICK VALLEY TELEPHONE COMPANY 2008 LONG-TERM INCENTIVE PLAN, AND “FOR” THE
PROPOSAL TO APPROVE WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
3.	IF PROPOSAL 1. TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD IS APPROVED, THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS LISTED BELOW TO SERVE AS DIRECTORS UNTIL 2009:				1.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BY-LAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND ALLOW FOR THE ANNUAL ELECTION OF ALL DIRECTORS.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡ ¡ ¡	Jeffrey D. Alario Douglas B. Benedict Kelly C. Bloss
		¡ ¡ ¡	Wisner H. Buckbee Robert J. DeValentino Herbert Gareiss, Jr.		2.	PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS. (IF NOT APPROVED, THE NUMBER WILL REMAIN FIXED AT NINE)	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Thomas H. Gray Douglas J. Mello

☐	FOR ALL EXCEPT (See Instructions below)						FOR	AGAINST	ABSTAIN
					4.	PROPOSAL TO APPROVE THE WARWICK VALLEY TELEPHONE COMPANY 2008 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

	IF PROPOSAL 1. TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD IS NOT APPROVED, THE BOARD OF DIRECTORS HAS NOMINATED THE PERSON LISTED BELOW TO SERVE A DIRECTOR UNTIL 2009 AND THE TWO PERSONS LISTED BELOW TO SERVE AS DIRECTORS UNTIL 2011:				5.	PROPOSAL TO APPROVE THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Douglas B. Benedict	Until 2009

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Herbert Gareiss, Jr. Thomas H. Gray	Until 2011 Until 2011

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
THIS PROXY REVOKES ALL PRIOR PROXIES. Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1                ■
WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET, WARWICK, NY 10990
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JOYCE A. STOEBERL and DORINDA MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 25, 2008 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: IN FAVOR OF THE AMENDMENT TO THE COMPANY’S BY-LAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD AND ALLOW FOR THE ANNUAL ELECTION OF ALL DIRECTORS; IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT EIGHT; FOR THE ELECTION OF NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; IN FAVOR OF THE WARWICK VALLEY TELEPHONE COMPANY 2008 LONG-TERM INCENTIVE PLAN; AND IN FAVOR OF THE APPROVAL OF THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED MARCH 25, 2008, DESCRIBING MORE FULLY THE NOMINEES NAMED HEREIN.
(Continued and to be signed on the reverse side)

COMMENTS:

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